Exhibit 4.1 page 1 Description of Securities registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) This exhibit contains a description of the rights of the holders of Ordinary shares of IREN Limited (the “Company”). This description also summarizes relevant provisions of Australian law. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Australian law and the Company’s Constitution (the “Constitution”), a copy of which is incorporated by reference as Exhibit 3.1 to the quarterly report on Form 10-Q of which this Exhibit 4.1 is a part (the “Quarterly Report”). We encourage you to read the Constitution and the applicable provisions of Australian law for additional information. General The Company was incorporated under the laws of New South Wales, Australia on November 6, 2018, and is an Australian public company (ACN 629 842 799). Our registered address is located at Level 6, 55 Market Street, Sydney, New South Wales, Australia 2000. We do not have a limit on our authorized share capital and do not recognize the concept of par value under Australian law. Subject to restrictions on the issue of securities in our Constitution and the Corporations Act 2001 (Cth) (“Corporations Act”) and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that the Board of Directors of the Company (the “Board”) determines. The rights and restrictions attaching to Ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to Ordinary shares are summarized below. In accordance with our Constitution, the following summarizes the rights of the holders of our Ordinary shares:  each holder of our Ordinary shares is entitled to one vote per Ordinary share on all matters to be voted on by shareholders generally;  the holders of our Ordinary shares shall be entitled to receive notice of, attend, vote and have a reasonable opportunity to participate at our general meetings; and  the holders of our Ordinary shares shall be entitled to received such dividends as are determined to be paid or declared by our Board. In addition to our Ordinary shares, we have 2 B Class shares issued and outstanding, which are unregistered. B class shares have certain rights which impact the rights of holders of our Ordinary shares. These B Class shares are held by Awassi Capital Holdings 1 Pty Ltd ACN 629 820 499 (as trustee for the Awassi Capital Trust #1) and Awassi Capital Holdings 2 Pty Ltd ACN 629 819 978 (as trustee for the Awassi Capital Trust #2), and together provide our Co-Founders and Co-Chief Executive Officers with approximately 35.4% of the voting power of our outstanding capital stock as of August 15, 2025. The following summarizes the rights of holders of our B Class shares:  each holder of our B Class shares is entitled to 15 votes per Ordinary share held by such holder of a B class share;  the holders of our B Class shares shall have the same rights to receive notice of, attend, speak and vote at our general meetings as the holders of our Ordinary shares; and  the holders of our B Class shares shall not be entitled to receive any dividends as are determined to be paid or declared by our Board. Our Ordinary shares will have the other rights and restrictions described in “—Key Provisions in our Constitution.” Key Provisions in Our Constitution Our Constitution is similar in nature to the certificate of incorporation and bylaws of a U.S. corporation. It page 2 does not provide for or prescribe any specific objectives or purposes for the Company. Our Constitution is subject to the terms of the Corporations Act. It may be amended or repealed and replaced by special resolution of the shareholders of the Company, which is a resolution passed by at least 75% of the votes cast by shareholders (in person or by proxy) entitled to vote on the resolution. Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders, and is qualified in its entirety by reference to the complete text of our Constitution. Interested Directors A director or that director’s alternate who has a material personal interest in a matter that is being considered at a directors’ meeting must not be present while the matter is being considered at the meeting or vote in respect of that matter according to our Constitution unless permitted to do so by the Corporations Act, in which case such director may (i) be counted in determining whether or not a quorum is present at any meeting of directors considering that contract or arrangement or proposed contract or arrangement; (ii) sign or countersign any document relating to that contract or arrangement or proposed contract or arrangement; and (iii) vote in respect of, or in respect of any matter arising out of, the contract or arrangement or proposed contract or arrangement. Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of any material personal interest, and prohibits directors from voting on matters in which they have a material personal interest and from being present at the meeting while the matter is being considered, unless directors who do not have a material personal interest in the relevant matter have passed a resolution that identifies the director, the nature and extent of the director’s interest in the matter and its relation to our affairs and states that those directors are satisfied that the interest should not disqualify the director from voting or being present. In addition, the Corporations Act may require shareholder approval of any provision of related party benefits to our directors, unless a relevant exception applies. Borrowing Powers Exercisable by Directors Pursuant to our Constitution, the management and control of our business affairs are vested in our Board. Our Board has the power to raise or borrow money or obtain other financial accommodation for the purposes of the Company, and may grant security for the repayment of that sum or sums or the payment, performance or fulfilment of any debts, liabilities, contracts or obligations incurred or undertaken by the Company in any manner and upon any terms and conditions as our Board deems appropriate. Appointment of Directors Under the Constitution, the minimum number of directors that may comprise the Board is 3 and the maximum is fixed by the directors but may not be more than 10 (or such other number resolved by ordinary resolution of the Company in a general meeting from time to time). Directors are elected at annual general meetings of the Company. The directors may also appoint a director to fill vacancies resulting from a director ceasing to hold office or otherwise and to fill newly created directorships resulting from any increase in the number of directors, who will then hold office until the next annual general meeting of the Company. Each of Awassi Capital Holdings 1 Pty Ltd ACN 629 820 499 and Awassi Capital Holdings 2 Pty Ltd ACN 629 819 978, or their respective affiliates, who hold a B Class share shall be entitled to designate a nominee for election to the Board (each such nominee, a “Founder Director”). A Founder Director will automatically cease to be a director, and must be immediately removed as a director, if that Founder Director is removed as a director where required under the Corporations Act or our Constitution. Rights and Restrictions on Classes of Shares The rights attaching to our Ordinary shares are detailed in our Constitution. Our Constitution provides that, subject to the Corporations Act and our Constitution, our directors may issue shares with preferential, deferred or special rights, privileges or conditions or with any restrictions, whether in relation to dividends, voting, return of share capital, or otherwise as our Board may determine. Subject to the Corporations Act and our Constitution (see “Anti-Takeover Effects of Certain Provisions of Our Constitution”), we may issue further shares on such terms and conditions as our Board resolves.

page 3 We may only issue preference shares if the rights attaching to the preference shares relating to repayment of capital, participation in surplus assets and profits, cumulative and non-cumulative dividends, voting and priority of payment of capital and dividends in respect of other shares (including Ordinary shares) are set out in our Constitution or otherwise approved by special resolution passed at a general meeting. Dividend Rights Under the Corporations Act, a company must not pay a dividend unless (i) the company’s assets exceed its liabilities immediately before the dividend is declared and the excess is sufficient for the payment of the dividend; (ii) the payment of the dividend is fair and reasonable to the company’s shareholders as a whole; and (iii) the payment of the dividend does not materially prejudice the company’s ability to pay its creditors. Subject to this requirement, our Board may from time to time determine to pay and declare dividends to shareholders in accordance with the respective rights and restrictions attached to any share or class of share. Each B Class share does not confer on its holder any right to receive dividends. All dividends unclaimed for one year after the time for payment has passed may be invested or otherwise made use of by our Board for our benefit until claimed or until dealt with under any law relating to unclaimed moneys. Voting Rights Voting rights at a general meeting of the Company’s shareholders will be determined by poll (rather than a show of hands). On a poll, holders of Ordinary shares are entitled to one vote for each ordinary share held and a fraction of a vote for each partly paid share held by the shareholder and in respect. The holders of B Class shares are entitled to vote at general meetings of shareholders. Each B Class shareholder is entitled on a poll, to 15 votes for each Ordinary share held by the holder of a B Class share. In the case of joint holders of a share, the vote of the joint holder whose name appears first on the register of shareholders in respect of the joint holding shall be accepted to the exclusion of the votes of the other joint holders. In accordance with the Corporations Act and the provisions of our Constitution, the circumstances in which holders of a class of shares, including holders of Ordinary shares, will be entitled to vote separately as a single class are limited to:  voting for a variation of class rights that only affect a single share class;  voting for a compromise or arrangement proposed that would affect a certain class of holder, e.g. a plan of arrangement to transfer a class of share to a bidder; and  voting in response to a takeover bid for a specific class of shares. Right to Share in Our Profits Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends in accordance with the respective rights and restrictions attached to any share or class of share. Our Board may from time to time determine to pay dividends to the shareholders. However, any such dividend may only be payable in accordance with the requirements set out in the Corporations Act described above. Rights to Share in the Surplus in the Event of Winding Up If the Company is wound up, then subject to any rights or restrictions attached to a class of shares, the liquidator may, with the sanction of a special resolution of the Company, distribute the whole or any part of the assets and may for that purpose: (i) decide how the assets are to be distributed as between the members or different classes of members; (ii) value the assets to be distributed in such manner as the liquidator thinks fit; and (iii) vest the whole or any part of any assets in such trustees and on such trusts for the benefit of the members entitled to the distribution of those assets as the liquidator thinks fit. B Class shares shall not confer on their holders any right to participate pro rata in any distribution of profits and assets of, and any proceeds received by, the company in excess of the total amount of capital paid-up by the page 4 holders upon issue of such B Class share. Redemption Provision for Shares There are no redemption provisions in our Constitution in relation to Ordinary shares. Under our Constitution, shares may be issued and allotted, which are liable to be redeemed. B Class shares will be redeemed by the Company for A$1.00 per B Class share in accordance with the Constitution upon the earlier to occur of the following circumstances:  that holder (or its affiliate or founder in respect of such holder) ceases to be a director due to voluntary retirement;  the transfer of any B Class share by that holder (or an affiliate) to another person in breach of the Constitution (which is unremedied within 20 business days);  the liquidation or winding up of the Company; or  the date which is 12 years after the date upon which the Company becomes first listed on a recognized stock exchange. The redemption of B Class shares, whether voluntary or upon a transfer of B Class shares, may have the effect, over time, of increasing the relative voting power of those holders of B Class shares who retain their B Class shares. Under the Corporations Act, redeemable preference shares may only be redeemed if those preference shares are fully paid-up and payment in satisfaction of redemption is out of profits or the proceeds of a new issue of shares made for the purposes of the redemption. Variation or Cancellation of Share Rights Subject to the Corporations Act and the terms of issue of a class of shares, the rights attaching to any class of shares may be varied or cancelled with the approval of the Board and: (a) the consent in writing of the holders of three-quarters of the issued shares included in that class; or (b) by a special resolution passed at a separate meeting of the holders of those shares. General Meetings of Shareholders General meetings of shareholders may be called by our Board. Except as permitted under the Corporations Act, the Listing Rules (as defined in the Constitution) or the Securities Laws (as defined in the Constitution), shareholders may not convene a meeting. The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. Notice of the proposed meeting of our shareholders is required at least 21 days prior to such meeting under the Corporations Act. Under the Constitution, a general meeting of shareholders will be properly convened if shareholders entitled to cast at least 33 1/3% of the votes that all shareholders are entitled to cast on one or more resolutions at the relevant meeting are present (which must include each holder of a B Class share from time to time, to the extent such holder is entitled to vote on one or more resolutions at the relevant meeting). In addition, under Nasdaq Rule 5605, shareholders holding not less than 33 1/3% of the voting power of the shares issued and outstanding and entitled to vote at a company’s annual meeting must be present in order to proceed. The Constitution also provides that, if a provision of the Constitution is not consistent with the listing rules of a stock exchange upon which the Company is listed, then the Constitution is deemed not to contain that provision to the extent of the inconsistency. Accordingly, the quorum requirements in both the Constitution and Nasdaq Rule 5605 must be satisfied in order for to be properly convened. Foreign Ownership Regulations Our Constitution does not impose specific limitations on the rights of non-residents to own securities. However, acquisitions and proposed acquisitions of securities in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975 (Cth) (“FATA”), which generally applies to acquisitions or proposed acquisitions:

page 5  by a foreign person (as defined in the FATA) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company; or  by a foreign government investor (as defined in the FATA) that would result in such a person having any direct interest (as defined in the FATA) in an Australian company. In general terms, for proposals for investment in non-sensitive sectors, no such review or approval under the FATA is required if the foreign acquirer is a U.S. entity and the value of the Australian target is less than A$1,464 million. A lower general A$339 million threshold applies to most other foreign investors. These monetary thresholds apply as at the date of the Quarterly Report but may be amended from time to time (including through indexation). The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Australian Federal Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the FATA, the Australian Federal Treasurer has the power to make a range of orders including an order of the divestiture of such person’s shares or interest in shares in that Australian company. Share transfers Subject to the Constitution, shares may be transferred by a proper transfer effected in accordance with the Nasdaq listing rules, by a written instrument of transfer which complies with the Constitution or by any other method permitted by the Corporations Act. The Board may refuse to register a transfer of shares where permitted or required to do so under the Corporations Act or Nasdaq listing rules. B Class shares are not transferable by the holder (other than to an affiliate of that holder). Issues of Shares and Change in Capital Subject to our Constitution, the Corporations Act and any other applicable law, we may at any time issue shares and give any person a call or option over any shares on any terms, with preferential, deferred or other special rights, privileges or conditions or with restrictions and for the consideration and other terms that the directors determine. We may only issue preference shares if the rights attaching to the preference shares relating to repayment of capital, participation in surplus assets and profits, cumulative and non-cumulative dividends, voting and priority of payment of capital and dividends in respect of other shares (including Ordinary shares) are set out in our Constitution or otherwise approved by special resolution passed at a general meeting of shareholders. Subject to the requirements of our Constitution, the Corporations Act and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital in any manner (provided that the reduction is fair and reasonable to our shareholders as a whole, does not materially prejudice our ability to pay creditors and obtains the necessary shareholder approval) or buy back our Ordinary shares whether under an equal access buy-back or on a selective basis. Proportional takeover bids Our Constitution contains provisions for shareholder approval to be required in relation to any proportional takeover bid. These provisions were renewed by special resolution of the shareholders at our 2025 general meeting. Amendment The Constitution can only be amended by special resolution passed by at least three-quarters of the votes cast by shareholders present (in person or by proxy) and entitled to vote on the resolution at a general meeting of the Company. The Company must give at least 21 days’ written notice of a general meeting of the Company. Anti-Takeover Effects Takeovers of Australian public companies that have more than 50 shareholders are regulated by, amongst other things, the Corporations Act which prohibits the acquisition of a relevant interest in issued voting shares in a public company if the acquisition will lead to that person’s or someone else’s voting power in the company increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below page 6 90%, which we refer to as the Takeover Prohibition, subject to a range of exceptions. Generally, and without limitation, a person will have a “relevant interest” in securities if they:  are the holder of the securities (other than if the person holds those securities as a bare trustee);  have power to exercise, or control the exercise of, a right to vote attached to the securities; or  have the power to dispose of, or control the exercise of a power to dispose of, the securities (including any indirect or direct power or control). If at a particular time a person has a relevant interest in issued securities and the person (whether before or after acquiring the relevant interest):  has entered or enters into an agreement with another person with respect to the securities;  has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition); or  has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities and the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised, the other person is also taken to have acquired a relevant interest in the securities that are the subject of an abovementioned act, at the time that such act occurs. There are a number of exceptions to the Takeover Prohibition. In general terms, some of the more significant exceptions include:  when the acquisition results from the acceptance of an offer under a formal takeover bid;  when the acquisition is conducted on market by or on behalf of the bidder under a takeover bid and the acquisition occurs during the bid period;  when the disinterested shareholders of the target company approve the takeover by resolution passed at general meeting;  an acquisition by a person if, throughout the six months before the acquisition, that person, or any other person, has had voting power in the company of at least 19% and as a result of the acquisition, none of the relevant persons would have voting power in the company more than 3% higher than they had six months before the acquisition;  as a result of a rights issue;  as a result of dividend reinvestment schemes or bonus share plan;  through operation of law;  an acquisition which arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market;  arising from an auction of forfeited shares conducted on-market; or  arising through a compromise, arrangement, liquidation or buy-back. Certain breaches of the takeovers provisions of the Corporations Act may give rise to criminal offences. The Australian Securities and Investments Commission and the Australian Takeover Panel have a wide range of powers relating to breaches of takeover provisions including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeovers provisions provided in the Corporations Act.

page 7 Differences in Corporate Law Set forth below is a comparison of certain shareholder rights and corporate governance matters under Delaware law and Australian law: Corporate law issue Delaware law Australian law Special Meetings of Shareholders Shareholders generally do not have the right to call meetings of shareholders unless that right is granted in the certificate of incorporation or by-laws. However, if a corporation fails to hold its annual meeting within a period of 30 days after the date designated for the annual meeting, or if no date has been designated for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a shareholder. The Corporations Act requires the directors to call a general meeting on the request of shareholders with at least 5% of the vote that may be cast at the general meeting. Shareholders with at least 5% of the votes that may be cast at the general meeting may also call and arrange to hold a general meeting. The shareholders calling the meeting must pay the expenses of calling and holding the meeting. Interested Director Transactions Interested director transactions are permissible and may not be legally voided if:  either a majority of disinterested directors, or a majority in interest of holders of shares of the corporation’s capital shares entitled to vote upon the matter, approves the transaction upon disclosure of all material facts; or  the transaction is determined to have been fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders. A director or that director’s alternate who has a material personal interest in a matter that is being considered at a directors’ meeting must not be present while the matter is being considered at the meeting or vote in respect of that matter unless permitted to do so by the Corporations Act, in which case such director may:  be counted in determining whether or not a quorum is present at any meeting of directors considering that contract or arrangement or proposed contract or arrangement;  sign or countersign any document relating to that contract or arrangement or proposed contract or arrangement; and  vote in respect of, or in respect of any matter arising out of, the contract or arrangement or proposed contract or arrangement. Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of any material personal interest, and prohibits directors from voting on matters in which they have a material personal interest and from being present at the meeting while the matter is being considered, unless directors who do not have a material personal interest in the relevant matter have passed a resolution that identifies the director, the nature and extent of the director’s interest in the matter and its relation to our affairs and states that those directors are satisfied that the interest should not disqualify the page 8 Corporate law issue Delaware law Australian law director from voting or being present. In addition, the Corporations Act may require shareholder approval of any provision of related party benefits to our directors, unless a relevant exception applies. Cumulative Voting The certificate of incorporation of a Delaware corporation may provide that shareholders of any class or classes or of any series may vote cumulatively either at all elections or at elections under specified circumstances. No cumulative voting concept for director elections. Voting rights can vary by share class, depending on the terms attaching to the shares under the constitution of the company. Ordinary shares carry one vote (by poll) per share and B Class shares carry 15 votes (by poll) per ordinary share held by the holder. Approval of Corporate Matters by Written Consent Unless otherwise specified in a corporation’s certificate of incorporation, shareholders may take action permitted to be taken at an annual or special meeting, without a meeting, notice, or a vote, if consents, in writing, setting forth the action, are signed by shareholders with not less than the minimum number of votes that would be necessary to authorize the action at a meeting. All consents must be dated and are only effective if the requisite signatures are collected within 60 days of the earliest dated consent delivered. Australian public companies cannot pass resolutions by circulating written resolutions. Business Combinations With certain exceptions, a merger, consolidation, or sale of all or substantially all the assets of a Delaware corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. No requirement for shareholder approval under Australian law, unless the transaction involves a transfer or issue or new shares or other securities to existing shareholders (for example, a business combination through a scrip- for-scrip merger) or a related party (generally, a director or its associates). Limitations on Director’s Liability and Indemnification of Directors and Officers A Delaware corporation may include in its certificate of incorporation provisions limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not limit liability for any breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, the authorization of unlawful dividends, stock purchases, or redemptions, or any transaction from which a director derived an improper personal benefit. Moreover, these provisions would not be likely to bar claims arising under U.S. federal securities laws. A Delaware corporation may indemnify a director or officer of the Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:  a liability owed to the company or a related body corporate of the company;  a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA or 1317HB of the Corporations Act; a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or  legal costs incurred in defending an action for a liability incurred as an page 9 Corporate law issue Delaware law Australian law corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in defense of an action, suit, or proceeding by reason of his or her position if (i) the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. officer or director of the company if the costs are incurred: o in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above; o in defending or resisting criminal proceedings in which the officer or director is found guilty; or o in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or o in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief. Appraisal Rights A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair value of the shares held by that shareholder (as determined by a court) in lieu of the consideration the shareholder would otherwise receive in the transaction. No equivalent concept under Australian law, subject to general minority oppression rights under which shareholders can apply to the courts for an order in respect of Company actions that are unfairly prejudicial to a shareholder. Shareholder Suits Class actions and derivative actions generally are available to the shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste, and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action. Shareholders have a number of statutory protections and rights available to them, regardless of the quantity of shares they hold. These include:  the ability to call a meeting of the company and propose resolutions; and  the right to apply to the court for orders in cases where majority shareholders, or the directors, act in an oppressive or unfairly prejudicial manner towards a single shareholder does not have a minimum shareholding requirement, and can result in a broad range of orders, including:

page 10 Corporate law issue Delaware law Australian law o the winding up of the company; o modification of the company’s constitution; and o any other order the court determines to be appropriate. Inspection of Books and Records All shareholders of a Delaware corporation have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder. Any shareholder of the Company has the right to inspect or obtain copies of our share register on the payment of a prescribed fee. Books containing the minutes of general meetings will be kept at our registered office and will be open to inspection of shareholders at all times when the office is required to be open to the public. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by shareholders (who are not directors). Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books. All public companies are required to prepare annual financial reports and directors’ reports for each financial year, and to file these reports with the Australian Securities and Investments Commission. Amendments to Charter Amendments to the certificate of incorporation of a Delaware corporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon or such greater vote as is provided for in the certificate of incorporation. A provision in the certificate of incorporation requiring the vote of a greater number or proportion of the directors or of the holders of any class of shares than is required by Delaware corporate law may not be amended, altered or repealed except by such greater vote. Amending or replacing the company’s constitution, requires a special resolution (75%) of the shareholders. Transfer Agent and Registrar The transfer agent and registrar for our Ordinary shares is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royal Street, Canton, MA 02021.